SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 2)

[x]   Filed by the Registrant
[ ]   Filed by a Party Other than the Registrant

Check the appropriate box:
[ ]   Preliminary Proxy Materials    [ ]Confidential, For Commission Use Only
[x]   Definitive Proxy Statement         (as permitted by Rule 14a-6(e)(2)
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12

                            TDS (TELEMEDICINE), INC.
                            ------------------------
                (Name of Registrant as Specified in its Charter)
                        ---------------------------------
      (Name of Person Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
         (5) Total fee paid:
         -----------------------------------------------------------------------
         Fee previously paid with preliminary materials:
         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:
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         (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
         (3) Filing Party:
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         (4) Date Filed:
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





                                      PROXY
                            TDS (TELEMEDICINE), INC.
                       SOLICITED BY THE BOARD OF DIRECTORS

For use at the May 22, 2007 Special Meeting

The undersigned hereby appoints Kevin Kreisler and James Green as proxies with power of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows:

(1) PROPOSAL TO CHANGE THE STATE OF INCORPORATION OF THE CORPORATION FROM NEW YORK TO DELAWARE BY MERGING INTO GS ENVIROSERVICES, INC., A WHOLLY-OWNED SUBSIDIARY

    / /   FOR             / /   AGAINST            / /   ABSTAIN

and in their discretion upon such other business as may be properly brought before the Special Meeting of Shareholders of tds (Telemedicine), Inc., to be held at the offices of tds (Telemedicine), One Penn Plaza, Suite 1612, New York, NY 10119 on May 22, 2007 at 10:00 a.m. local time, and any adjournments thereof. This proxy revokes all prior proxies given by the undersigned.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

Date:             ___________________

Signature:        ___________________

Print Name:       ___________________

Signature:        ___________________

(if jointly held)

IMPORTANT: Please sign exactly as name appears on your stock certificate. Joint owners should both sign. When signing as executor, trustee, guardian, attorney or officer of a corporation, give title as such. If a partnership, please sign in partnership name.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                            TDS (TELEMEDICINE), INC.
                           One Penn Plaza, Suite 1612
                               New York, NY 10119

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2007

A Special Meeting of Shareholders of tds (Telemedicine), Inc., to be held at the offices of tds (Telemedicine), One Penn Plaza, Suite 1612, New York, NY 10119 on May 22, 2007 at 10:00 a.m., local time, for the following purposes:

     (1) To vote upon a proposal to change the domicile of the corporation from New York to Delaware and change the name of the corporation by merging into a wholly-owned Delaware subsidiary named "GS EnviroServices Corporation; and

     (2) To transact such other business as may properly come before the meeting.

Stockholders of record as of the close of business on May 2, 2007 will be entitled to vote at the meeting.

Enclosed is a proxy statement and form of proxy. Shareholders who do not expect to attend the Special Meeting are requested to sign and return the proxy in the enclosed envelope.



                                            By Order of the Board of Directors


                                            Kevin Kreisler
                                            Chairman of the Board
May 8, 2007

                            TDS (TELEMEDICINE), INC.

                                 PROXY STATEMENT

     This Proxy Statement is furnished to shareholders of tds (Telemedicine), Inc. in connection with the solicitation by the Board of Directors of proxies to be used at a Special Meeting of the Shareholders of tds (Telemedicine). This Notice of Special Meeting and Proxy Statement, and the accompanying proxy card have been mailed to the shareholders on or after May 8, 2007 for the purpose set forth in the Notice of the Special Meeting.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time up until the time when it is voted by the Proxy Committee. The proxy may be revoked by sending written revocation to the Proxy Committee (c/o Kevin Kreisler, tds (Telemedicine), Inc., One Penn Plaza, Suite 1612, New York, NY 10119) or by making a proxy bearing a later date or by appearing and voting at the Special Meeting. The proxy is in ballot form and each shareholder may indicate approval or disapproval as to the proposal identified in the proxy and accompanying Notice of Special Meeting and as set forth and discussed in this Proxy Statement. The proposal will be presented by the Board of Directors of tds (Telemedicine). Where a choice is specified with respect to the proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Kevin Kreisler and James Green, who are the officers of tds (Telemedicine)


                          VOTING SECURITIES OUTSTANDING

     Stockholders of record entitled to vote were determined as of the close of business on May 2, 2007. At that date, there were outstanding and entitled to vote 23,000,000 shares of common stock of tds (Telemedicine), constituting the only class of stock outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote.

     The following table sets forth the beneficial ownership of outstanding shares of voting stock of TDS (Telemedicine) as of May 2, 2007 by any person who, to the knowledge of tds (Telemedicine), owns beneficially more than 5% of the outstanding common stock, by each tds (Telemedicine) director, and by the directors of tds (Telemedicine) as a group. None of the individuals identified below owns any equity securities of tds (Telemedicine) other than the voting stock listed below. All shares are owned of record and beneficially, except where otherwise noted.

         Name and address                Amount of beneficial ownership
       of beneficial owner(1)                   of common stock           Percent of class
       ----------------------              -----------------------        ----------------
Greenshift Corporation ...........................      17,000,000(2)        73.9%

Kevin Kreisler ...................................      17,000,000(3)        73.9%

James F. Green ...................................       5,000,000           21.7%
10 North Glen Drive, Mashpee, MA 02649

All officers and directors .......................      22,000,000           95.7%
as a group (2 persons)

     (1) Except where otherwise indicated, the shareholder's address is One Penn Plaza, Suite 1612, New York, NY 10119.

     (2)  Includes   14,000,000  shares  owned  by  GS  CleanTech   Corporation.
          GreenShift Corporation owns 80% of the voting shares of GS CleanTech Corporation.

     (3) Represents shares owned beneficially by GreenShift Corporation. Mr. Kreisler is the Chief Executive Officer of GreenShift Corporation and owns, through controlled corporations, 80% of the equity in GreenShift Corporation.

  PROPOSAL TO MERGE INTO GS ENVIROSERVICES, INC. IN ORDER TO CHANGE THE NAME OF
                   THE CORPORATION AND TO CHANGE THE STATE OF
                     INCORPORATION FROM NEW YORK TO DELAWARE

     Introduction

     For the reasons set forth below, the Board believes that the best interests of tds (Telemedicine) and its shareholders will be served by changing its state of incorporation from New York to Delaware (the "Reincorporation"). The Board has approved the Reincorporation, which will be effected pursuant to the Merger Agreement described below. Under the Merger Agreement, the Corporation (which will be referred to hereinafter as the "New York Corporation") will be merged with and into its subsidiary, GS EnviroServices, Inc., a Delaware corporation (the "Delaware Corporation"). The Delaware Corporation was recently acquired, and is the holding company for all of the business operations of tds (Telemedicine). Upon the effectiveness of the Reincorporation, the New York Corporation will cease to exist and Delaware Corporation will continue to operate the New York Corporation's business under the name "GS EnviroServices, Inc."

     At the Special Meeting, the shareholders of the New York Corporation will be asked to consider and vote upon the Reincorporation as outlined in the Agreement and Plan of Merger by and between the New York Corporation and Delaware Corporation attached as Appendix A (the "Merger Agreement"). For the reasons set forth below, the Board believes that approval of the Reincorporation is in the best interests of the New York Corporation and its shareholders. Shareholder approval of the Reincorporation will constitute approval of the Merger Agreement and all related transactions, which effectuate the change of the legal domicile of the New York Corporation and the change of name of the Corporation.

     Reasons for the Name Change

     The primary purpose of the name change is to better represent the company's business. tds (Telemedicine) recently acquired GS EnviroServices, Inc., which is its only operating subsidiary. GS EnviroServices is a full service environmental remediation company, operating throughout the New England, Northeast and Mid-Atlantic states. The Board of Directors has determined to change tds (Telemedicine's) name to reflect this new direction for the business of the corporation.

     Reasons for the Reincorporation

     The Board believes that the Reincorporation will provide flexibility for both the management and the business of the Corporation. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware, or have chosen to reincorporate in Delaware, in a manner similar to that proposed by tds (Telemedicine). The Board believes that the principal reasons for considering such a reincorporation are:

     >>   the   development   in   Delaware   over   the  last   century   of  a
          well-established body of case law construing the Delaware General Corporation Law, which provides businesses with a greater measure of predictability than exists in any other jurisdiction;

     >> the certainty afforded by the well-established principles of corporate governance under DGCL law are of benefit to tds (Telemedicine) and its stockholders and should increase tds (Telemedicine's) ability to attract and retain quality directors and officers;

     >> DGCL itself, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

     >> the Delaware Court of Chancery, which brings to its handling of complex corporate issues a level of experience, a speed of decision and a degree of sophistication and understanding unmatched by any other court in the country; and

     >> the Delaware General Assembly, which each year considers and adopts statutory amendments that have been proposed by the Corporation Law Section of the Delaware bar to meet changing business needs.

     The Merger

     After the Reincorporation is effected by the Merger Agreement, the Delaware Corporation will emerge as the surviving corporation. The terms and conditions of the Reincorporation are set forth in the Merger Agreement attached to this Proxy Statement, and the summary of the terms and conditions of the Reincorporation set forth below is qualified by reference to the full text of the Merger Agreement. Upon consummation of the Reincorporation, the Delaware Corporation will continue to exist in its present form under the name "GS EnviroServices, Inc.," and the New York Corporation will cease to exist. The Reincorporation will change the legal domicile of the New York Corporation, but will not result in a change in the principal offices, business, management, capitalization, assets or liabilities of the New York Corporation. By operation of law, the Delaware Corporation will succeed to all of the assets and assume all of the liabilities of the New York Corporation. The officers and directors of the New York Corporation are the officers and directors of the Delaware Corporation, and will be the officers and directors of the surviving corporation.

     After the Reincorporation, the rights of shareholders and the Corporation's corporate affairs will be governed by the Delaware General Corporation Law ("DGCL") and by the articles of incorporation and bylaws of the Delaware Corporation, instead of the New York Business Corporation Law ("NYBCL") and the articles of incorporation and bylaws of the New York Corporation. Certain material differences are discussed below under "Comparison of Shareholders Rights under Delaware and New York Corporate Law and Charter Documents." A copy of the Articles of Incorporation of the Delaware Corporation (the "Delaware Articles") is included as Appendix B to this Proxy Statement. A copy of the articles of incorporation and bylaws of the New York Corporation and the bylaws of the Delaware Corporation (the "Delaware Bylaws") are available for inspection by shareholders of the New York Corporation at the offices of tds (Telemedicine), One Penn Plaza, Suite 1612, New York, NY 10119.

     Upon the effectiveness of the Reincorporation, each outstanding share of the authorized common stock of the New York Corporation will be automatically converted into one fully paid and nonassessable share of common stock of the Delaware Corporation (the "Delaware Capital Stock"). Each stock certificate representing issued and outstanding shares of the New York Corporation's common stock will continue to represent the same number of shares of Delaware Capital Stock, and such certificates will be deemed for all corporate purposes to evidence ownership of shares of Delaware Capital Stock.

     IT IS NOT NECESSARY TO SEND IN ANY OF YOUR STOCK CERTIFICATES REPRESENTING SHARES OF THE NEW YORK CORPORATION'S COMMON STOCK, AS IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR DELAWARE CORPORATION STOCK CERTIFICATES.

     If, however, a shareholder wishes to acquire a certificate reciting the name "GS EnviroServices, Inc." after the effective date of the Reincorporation, he may do so by surrendering his certificate to the transfer agent for the Delaware Corporation with a request for a replacement certificate accompanied by the appropriate fee. The transfer agent for the New York Corporation and the Delaware Corporation is:

                      American Registrar & Transfer Company
                               342 East 900 South
                            Salt Lake City, UT 84111
                 Telephone: (801) 363-9065 - Fax: (801) 363-9066

     Consummation of the Reincorporation is subject to the approval of the New York Corporation's shareholders. The Reincorporation will be approved if there is a quorum at the Special Meeting and the shareholder votes cast at the meeting in favor of the proposal exceed the votes cast opposing it. A quorum exists if the holders of a majority of the shares of common stock outstanding are present at the meeting in person or by proxy. GS CleanTech Corporation owns 60.8% of the outstanding shares of common stock. Its shares will be voted in favor of the proposal and its vote will be sufficient to approve the proposal on behalf of the shareholders.

     Federal Income Tax Consequences of the Reincorporation

     The Reincorporation of the New York Corporation pursuant to the Merger Agreement will be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Accordingly, a holder of the common stock (a "Holder") will not recognize gain or loss in respect of Holder's common stock as a result of the Reincorporation. The Holder's basis in a share of the Delaware Corporation will be the same as Holder's basis in the corresponding share of the New York Corporation held immediately prior to the Reincorporation. The Holder's holding period in a share of the Delaware Corporation will include the period during which Holder held the corresponding share of the New York Corporation, provided the Holder held the corresponding share as a capital asset at the time of the Reincorporation. In addition, neither the New York Corporation nor the Delaware Corporation will recognize gain or loss as a result of the Reincorporation, and the Delaware Corporation will generally succeed, without adjustment, to the tax attributes of the New York Corporation.

     The New York Corporation has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation under the Internal Revenue Code. A successful IRS challenge to the reorganization status of the Reincorporation would result in a stockholder recognizing gain or loss with respect to each share of the New York Corporation's common stock exchanged in the Reincorporation equal to the difference between the stockholder's basis in such shares and the fair market value, as of the time of the Reincorporation, of the shares of the Delaware Corporation common stock received in exchange therefor. In such event, a stockholder's aggregate basis in the shares of the Delaware Corporation common stock received in the exchange would equal their fair market value on such date, and the stockholder's holding period for such shares would not include the period during which the stockholder held shares of the New York Corporation's Common Stock.

     State, local, or foreign income tax consequences to stockholders may vary from the federal tax consequences described above. Stockholders should consult their own tax advisors as to the effect of the Reincorporation under applicable federal, state, local, or foreign income tax laws.

     Securities Act Consequences

     Pursuant to Rule 145(a)(2) under the Securities Act of 1933, as amended (the "Securities Act"), a merger which has the sole purpose of changing an issuer's domicile within the United States does not involve a sale of securities for the purposes of the Securities Act. Accordingly, separate registration of shares of common stock of Delaware Corporation will not be required.

     Description and Comparison of Capital Stock and Voting Rights

     The New York Corporation's authorized Capital Stock consists of one hundred million (100,000,000) shares of Common Stock, $.001 par value. On May 8, 2007, there were outstanding and entitled to vote 23,000,000 shares of common stock of the New York Corporation, constituting the only class of stock outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote.

     The Delaware Articles provide that the authorized capital stock of the Delaware Corporation consists of one hundred million (100,000,000) shares of Common Stock, each share having a par value of $0.001.

     The Merger Agreement provides that each outstanding share of the New York Corporation's common stock will be exchanged for one share of the Delaware
Corporation's common stock. Accordingly, the interests of the shareholders relative to each other will not be affected by the Merger.

     Comparison of Shareholder Rights Under Delaware and New York Corporate Law And Charter Documents

     Subject to shareholder approval prior to the effective time (the "Effective Time") of the Reincorporation, the New York Corporation will change its domicile to Delaware and shall thereafter be governed by the DGCL and by the Delaware Articles and the Delaware Bylaws ("Delaware Charter Documents"). Upon the filing with and acceptance by the Secretary of State of Delaware of the Articles of Merger in Delaware, the New York Corporation will be merged into the Delaware corporation, and the outstanding shares of the New York Corporation's Common Stock will be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Corporation Common Stock.

     The Delaware Charter Documents effectively replace the New York Corporation's current Certificate of Incorporation ("New York Articles") and the New York Bylaws (together, the "New York Charter Documents") including providing officers, directors and agents of the Delaware Corporation with certain indemnification rights in addition to those currently provided for the under the New York Charter Documents. In addition, when the Reincorporation is consummated, holders of the New York Corporation's Common will become holders of Delaware Common, which will result in their rights as shareholders being governed by the laws of the State of Delaware.

     It is not practical to describe all of the differences between the Delaware Articles and the New York Articles and the Delaware Bylaws and the New York Bylaws or all of the differences between the laws of the States of Delaware and New York. The following is a summary of some of the significant rights of the shareholders under New York and Delaware law and under the New York and Delaware Charter Documents. This summary is qualified in its entirety by reference to the full text of such documents and laws.

     Amendment of Charter

     Under New York Law, except for certain ministerial changes to the charter which may be implemented by a corporation's board of directors without shareholder action, and except as otherwise required under a charter, a charter may be amended only if authorized by the board of directors and by the vote of the holders of a majority of the shares of stock entitled to vote on such amendment. Delaware Law allows a board of directors to recommend an amendment for approval by shareholders, and a majority of the shares entitled to vote at a shareholders' meeting are normally enough to approve that amendment. Both New York Law and Delaware Law also require that if a particular class or series of stock is adversely affected by certain types of amendments, then such class or series also must authorize such amendment in order for it to become effective. New York Law and Delaware Law both allow a corporation to require a higher proportion of votes in order to authorize charter amendments, if so provided in the charter.

     Amendment of By-Laws

     Under New York Law, a corporation's by-laws may be amended by the vote of the holders of a majority of the votes cast with respect to such amendment (rather than a majority of the shares outstanding) or, if permitted under the corporation's charter or a by-law adopted by the shareholders, by the board of directors. The New York By-laws provide that they may be amended by the Board of Directors, provided the By-laws or any such amendment may be amended or repealed by the vote of shareholders entitled to vote therein.

     Under Delaware Law, the power to adopt, amend or repeal the by-laws is vested in the stockholders entitled to vote or, if permitted under the corporation's charter, by the board of directors. The Delaware Charter provides the board of directors with the authority to alter, amend or repeal the Delaware By-laws and also provides that any such action taken by the board can be superseded by vote of the majority of the voting power of the then outstanding voting stock of the Delaware Corporation entitled to vote on the matter.

     Who May Call Special Meetings of Shareholders

     Under both New York Law and Delaware Law, the board of directors or anyone authorized in the charter or by-laws may call a special meeting of shareholders. Currently, the New York By-laws provide that special meetings may be called by the President, at his own initiative or when directed by the Board of Directors or the holders of one-third of the voting shares. The Delaware By-laws provide that special meetings may be called by the President or Secretary, when directed by the Board of Directors or the holders of one-tenth of the voting shares.

     Action by Written Consent Of Shareholders In Lieu Of A Shareholder Meeting

     New York Law permits shareholder action in lieu of a meeting by unanimous written consent of those shareholders who would have been entitled to vote on a given action at a meeting. Delaware Law, on the other hand, generally permits shareholders to take action by the written consent of holders collectively owning at least the minimum number of votes (generally, a majority) that would be required for action at a shareholders' meeting assuming the presence of all shareholders entitled to vote thereon.

     Right of Shareholders to Inspect Shareholder List

     Under New York Law, a shareholder of record may inspect the list of record shareholders upon giving at least five days' written demand to do so. The inspection may be denied if the shareholder refuses to give an affidavit that such inspection is not desired for a purpose which is in the interest of a business other than the business of the corporation and that the shareholder has not been involved in selling or offering to sell any list of shareholders of any corporation within the preceding five years. Under Delaware Law, any stockholder may upon making a demand under oath stating the purpose thereof, inspect the stockholders' list for any purpose reasonably related to the person's interest as a shareholder. In addition, for at least ten (10) days prior to each stockholders meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

     Vote Required For Certain Transactions

     Under both the New York Law applicable to the New York Corporation and Delaware Law, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets, unless the charter provides otherwise. However, in the case of a merger under Delaware Law, stockholders of the surviving corporation do not have to approve the merger at all, unless the charter provides otherwise, if these three conditions are met:

     |X| No amendment of the surviving corporation's charter is made by the merger agreement; and

     |X| Each share of the surviving corporation's stock outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and

     |X| The merger results in no more than a 20% increase in its outstanding common stock.

     Proxies

     Unless the proxy provides for a longer period, a proxy under New York Law can be voted or acted upon for eleven (11) months, compared with three (3) years under Delaware Law.

     Number of Directors; Filling of Vacancies

     Under both New York Law and Delaware Law, corporations must have at least one director. Under New York Law, the exact number of directors is fixed either in the charter, the by-laws, by the shareholders, or, if authorized in a shareholder-adopted by-law, by the board of directors. Under Delaware Law, the exact number of directors is fixed in the charter or in (or in the manner provided by) the by-laws.

     Classified Board of Directors

     Both New York Law and Delaware Law permit "classified" boards of directors, which means the directors have staggered terms that do not all expire at once. New York Law and Delaware Law require that classified boards of directors be authorized in the corporation's charter or in a shareholder-adopted by-law. New York Law allows for as many as four different classes of directors, all as nearly equal in number as possible, and Delaware Law allows for up to three different classes of directors. Neither the New York Charter nor the Delaware Charter authorizes a classified board of directors for the Company.

     Removal of Directors by Shareholders

     Under New York Law, directors may be removed by a majority of shareholders for cause. Under Delaware Law, directors generally may be removed, with or without cause, by a majority of the shareholders.

     Limitation of Directors' Liability

     Both states permit the limitation of a director's personal liability while acting in his or her official capacity, but only if the limitation is contained in the corporation's charter. Under New York Law, the charter may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for any breach of duty. However, no provision can eliminate or limit:

     |X| the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director acted in bad faith or engaged in intentional misconduct or a knowing violation of law, personally gained a financial profit to which the director was not legally entitled, or violated certain provisions of New York Law; or

     |X| the liability of any director for any act or omission prior to the adoption of such provision in the charter.

     The New York Charter contains a provision limiting the personal liability of directors.

     Delaware Law also requires a charter provision in order to limit or eliminate a director's liability. However, Delaware Law precludes any limitation or elimination of liability if the director breaches his or her duty of loyalty to the corporation or its shareholders, or if his or her acts or omissions are not in good faith or involve intentional misconduct or a knowing violation of law or if he or she receives an improper personal benefit from the corporation, or authorized a dividend or stock repurchase that was forbidden by Delaware Law. The Delaware Charter limits director liability to the fullest extent permitted by Delaware Law.

     Due to the variations in New York Law and Delaware Law, there may be circumstances where, despite the inclusion of charter provisions seeking the maximum director exculpation permitted by applicable law, a director could remain liable under New York Law for conduct that would not expose him or her to liability under Delaware Law, or vice versa.

     Loans To, And Guarantees of Obligations Of, Directors

     Under New York Law, a corporation may not lend money to, or guarantee the obligation of, a director unless the disinterested shareholders of such corporation approve the transaction. For purposes of the shareholder approval, the holders of a majority of the votes of the shares entitled to vote constitute a quorum, but shares held by directors who are benefited by the loan or guarantee are not included in the quorum. Moreover, under New York law, a guarantee may not be given by a New York corporation, if not in furtherance of its corporate purposes, unless it is authorized by two-thirds of the votes of all outstanding shares entitled to vote.

     Under Delaware Law, a board of directors may authorize loans by the corporation to, and guarantees by the corporation of any obligations of, any director of the corporation who is also an officer or other employee of the corporation whenever, in the judgment of the board of directors, such loan or guarantee may reasonably be expected to benefit the corporation.

     Notwithstanding Delaware Law, the Company has not made and does not intend to make any personal loans to, or guarantees for the benefit of, any of its directors or officers in violation of Section 13(k) of the Securities Exchange Act of 1934.

     Transactions with Interested Directors

     Under New York Law, a corporation may establish the validity of transactions between it and its interested directors through one of several methods, including the approval of a majority of the disinterested directors who are not involved in the transaction. Delaware Law provides that no transaction between a corporation and an interested director is void or voidable solely because that director is present at or participates in the meeting where such transaction is considered or because that director's votes are counted if the material facts of that director's interest are known to the board of directors and the board of directors in good faith authorizes the transaction by a vote of a majority of the disinterested directors, or if that director's interest is disclosed to the stockholders and the stockholders in good faith approve the transaction.

     Dividends; Redemption of Stock

     Subject to its charter provisions, under both New York Law and Delaware Law a corporation may generally pay dividends, redeem shares of its stock or make other distributions to shareholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution. The assets applied to such a distribution may not be greater than the corporation's "surplus."

     Under New York Law, dividends may be paid or distributions made out of surplus only, so that the net assets of the corporation remaining after such payment or distribution shall be at least equal to the amount of its stated capital. New York Law defines surplus as the excess of net assets over stated capital and permits the board of directors to adjust stated capital. Delaware Law defines surplus as the excess of net assets over stated capital and lets the board of directors adjust capital. If there is no surplus, Delaware Law allows a corporation to apply net profits from the current or preceding fiscal year, or both, with certain exceptions. In general, with certain restrictions, New York Law permits a corporation to provide in its charter for redemption (at the option of the corporation of the shareholder or in certain other circumstances) of one or more classes or series of its shares. One such restriction provides that common stock may be issued or redeemed, with certain exceptions, only when the corporation has an outstanding class of common shares that is not subject to redemption. Delaware Law permits redemptions only when the corporation has outstanding one or more shares of one or more classes or series of stock, which share or shares have full voting powers.

     Appraisal Rights

     The NYBCL generally provides that a dissenting shareholder has the right to receive the fair value of his shares if he complies with certain procedures and objects to (i) certain mergers and consolidations, (ii) certain dispositions of assets requiring shareholder approval, (iii) certain share exchanges, or (iv) certain amendments to the charter which adversely affect the rights of such shareholder. The DGCL provides such appraisal rights only in the case of shareholders objecting to certain mergers or consolidations (which class of mergers or consolidations is somewhat narrower than the class giving rise to appraisal rights under the NYBCL), unless additional appraisal rights are provided in the charter. The Delaware Charter does not provide any such additional appraisal rights.

     The NYBCL provides that dissenting shareholders have no appraisal rights if their shares are listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Appraisal rights may also be unavailable under the NYBCL in a merger between a parent corporation and its subsidiary where only one of them is a New York corporation, or in a merger between a parent and subsidiary where both are New York corporations, and the parent owns at least 90% of the subsidiary. Also, appraisal rights are available to shareholders who are not allowed to vote on a merger or consolidation and whose shares will be canceled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the shareholder may have to request the appraisal and follow other required procedures.

     Similarly, under the DGCL, appraisal rights are not available to a shareholder if the corporation's shares are listed on a national securities exchange or held by more than 2,000 shareholders of record, or if the corporation will be the surviving corporation in a merger which does not require the approval of the surviving corporation's shareholders. But, regardless of listing on an exchange, a dissenting shareholder in a merger or consolidation has appraisal rights under the DGCL if the transaction requires him or her to exchange shares for anything of value other than one or more of (a) shares of stock of the surviving corporation or of a new corporation which results from the merger or consolidation, (b) shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 shareholders of record after the merger or consolidation occurs, or (c) cash instead of fractional shares of the surviving corporation or another corporation.

     Business Combinations with Interested Stockholders

     Provisions in both New York Law and Delaware Law may help to prevent or delay changes of corporate control. In particular, both New York Law and Delaware Law restrict or prohibit an "interested stockholder" from entering into certain types of "business combinations" unless the board of directors approves the transaction in advance. The two laws define these two terms differently.

     Under New York Law, an interested shareholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested shareholder, unless before such date the board of directors approves either the business combination or the acquisition of stock by the interested shareholder before the interested shareholder acquires his or her shares. An "interested shareholder" under New York Law is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock. "Business combinations" under New York Law include mergers and consolidations between corporations or with an interested shareholder or its affiliate or associate; sales, leases, mortgages, pledges, transfers or other dispositions to an interested shareholder of assets with an aggregate market value which either equals 10% or more of the corporation's consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers to an interested shareholder of stock with an aggregate market value of at least 5% of the aggregate market value of the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested shareholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested shareholder; and the receipt by an interested shareholder of any benefit from loans, guarantees, advances, pledges or other financial assistance or tax benefits provided by the corporation.

     After a five-year period, New York Law allows such business combination if it is approved by a majority of the voting stock not owned by the interested shareholder or by an affiliate or associate of the interested shareholder. Business combinations are also permitted when certain statutory "fair price" requirements are met and in certain other circumstances.

     One section of Delaware Law, Section 203, generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An "interested stockholder" under Delaware Law is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock, or who is an affiliate or associate of a corporation and who owned at least 15% of the outstanding voting stock within the preceding three years. Briefly described, the prohibited combinations include:

     (a)  Mergers or consolidations.

     (b) Sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation.

     (c)  Issuance  or  transfers  by  the   corporation  or  a   majority-owned
          subsidiary of its stock except in limited instances.

     (d) Receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

     (e) Any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

     A Delaware corporation may choose not to have Section 203 of the Delaware Law apply. The Delaware Corporation has chosen, however, to accept the protections of Section 203, and therefore the Delaware Charter will not waive those protections. Nevertheless, Section 203 does not apply in the following cases:

     (a) If, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

     (b) If, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

     (c) If, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.

     Amendment to the Merger Agreement; Termination

     The Merger Agreement may be terminated and the Reincorporation abandoned, notwithstanding shareholder approval, by the Board of Directors of the New York Corporation at any time before consummation of the Reincorporation if the Board of Directors of the New York Corporation determines that in its judgment the Reincorporation does not appear to be in the best interests of the New York Corporation or its shareholders.

                                  OTHER MATTERS

     Dissenter's Rights

     Under New York law, shareholders are not entitled to dissenter's rights with respect to the transactions described in this Proxy Statement.

     Transaction of Other Business

     As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the Proxy Committee to vote such proxy in accordance with their best judgment.

         Shareholder Proposals

     In order for shareholder proposals intended to be presented at the next meeting of Shareholders to be eligible for inclusion in the corporation's proxy statement and the form of proxy for such meeting, they must be received by the Corporation at its principal executive offices a reasonable time before the Corporation prints its proxy materials for the meeting. In addition, if the Corporation does not receive notice of a shareholder proposal within a reasonable time before the Corporation mails its proxy materials to the shareholders, then the proxies solicited by the Board of Directors may confer on the proxy committee discretionary authority to vote on the shareholder proposal. The Board of Directors has not determined when there will be another meeting of the shareholders.

         Solicitation of Proxies

     The entire expense of preparing, assembling and mailing this proxy statement, the form of proxy and other material used in the solicitation of proxies will be paid by tds (Telemedicine). In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and tds (Telemedicine) will reimburse them for expenses in so doing. To the extent necessary in order to insure that sufficient votes are cast, officers and agents of the New York Corporation, who will not be additionally compensated therefor, may request the return of proxies personally. The extent to which this will be necessary depends on how promptly proxies are received, and shareholders are urged to send their proxies without delay.


                                    By Order of the Board of Directors

                                    Kevin Kreisler
                                    Chairman of the Board

Dated:  May 8, 2007

                                                                  APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of this 24th day of April, 2007, by and between tds (Telemedicine), Inc., a New York corporation (the "New York Corporation"), and GS EnviroServices, Inc., a Delaware corporation (the "Delaware Corporation").

                              W I T N E S S E T H:

     WHEREAS, the New York Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; and

     WHEREAS, the Delaware Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

     WHEREAS, the respective Boards of Directors of the New York Corporation and the Delaware Corporation have determined that, for purposes of effecting the reincorporation of the New York Corporation in the State of Delaware, it is
advisable,  to  the  advantage  of and in the  best  interests  of the  Delaware
Corporation and its stockholder and the New York Corporation and its stockholders that the New York Corporation merge with and into the Delaware Corporation upon the terms and subject to the conditions herein provided; and

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the merger described herein to qualify as a reorganization under the provisions of Section 368 of the Code; and

     WHEREAS, the respective Boards of Directors of the New York Corporation and the Delaware Corporation and the stockholder of the Delaware Corporation have unanimously adopted and approved this Agreement, and the Board of Directors of the New York Corporation has directed that this Agreement be submitted to the stockholders of the New York Corporation for their consideration.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the New York Corporation and the Delaware Corporation hereby agree as follows:

1. Merger. Subject to the approval of the stockholders of the New York Corporation in accordance with the New York Business Corporation Act (the "New York Act"), at such time hereafter as the parties hereto shall mutually agree, the New York Corporation shall be merged with and into the Delaware Corporation (the "Merger"), and the Delaware Corporation shall be the surviving company (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall be effective upon (a) the filing of a Certificate of Merger (the "Certificate of Merger") with the office of the New York Secretary of State in accordance with the provisions of Section 904 of the New York Act; and (b) the filing of a duly certified Certificate of Ownership and Merger (the "Certificate of Ownership and Merger") with the Secretary of State of the State of Delaware in accordance with the applicable provisions of Section 253 of the Delaware General Corporation Law ( the "DGCL"); the date and time of the later of such filings being hereinafter referred to as the "Effective Date." Following the due approval of the Merger by the stockholders of the New York Corporation, subject to the provisions of this Agreement, the Certificate of Merger shall be duly executed by the Delaware Corporation and the New York Corporation and thereafter delivered to the office of the Secretary of State of the State of New York, and the Certificate of Ownership and Merger shall be duly executed by the Delaware Corporation and the New York Corporation and thereafter delivered to the office of the Secretary of State of Delaware.

2.   Governing Documents.

     a. The Certificate of Incorporation of the Delaware Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

     b. The By-Laws of the Delaware Corporation shall be the By-Laws of the Surviving Corporation.

3.   Officers  and  Directors.   The  directors  of  the  New  York  Corporation
     immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of the New York Corporation immediately prior to the Effective Date shall be the officers of the Surviving Corporation. Such directors and officers will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, as the same may be lawfully amended, or as otherwise provided by law.

4. Succession; Name of Surviving Corporation. As of the Effective Date, the separate existence of the New York Corporation shall cease and the New York Corporation shall be merged with and into the Delaware Corporation, and the name of the Surviving Corporation shall be GS EnviroServices, Inc.

5. Further Assistance. From and after the Effective Date, as and when required by the Delaware Corporation or by its successor and assigns, there shall be executed and delivered on behalf of the New York Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Delaware Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, power, franchises and authority of the New York Corporation, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Delaware Corporation are fully authorized in the name and on behalf of the New York Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Capital Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of the New York Corporation outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and non-assessable share of common stock of the Delaware Corporation.

7. Outstanding Stock of the Delaware Corporation. At the Effective Date, the 1,000 shares of the Delaware Common Stock presently issued and outstanding in the name of the New York Corporation shall be canceled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Delaware Common Stock shall be issued in respect thereof.

8. Stock Certificates. From and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of capital stock of the New York Corporation shall be deemed for all purposes to evidence ownership and to represent the shares of capital stock of the Delaware Corporation into which such shares of the New York Corporation represented by such certificates have been converted as herein provided.

     The registered owner on the books and records of the Delaware Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of capital stock of the Delaware Corporation evidenced by such outstanding certificates as above provided.

9. Validity of Delaware Common Stock. All shares of Delaware Common Stock into which New York Common Stock is to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall, when issued, be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such New York Common Stock.

10. Rights of Former Holders. From and after the Effective Date, no holder of certificates which evidenced New York Common Stock immediately prior to the Effective Date shall have any rights with respect to the shares formerly evidenced by those certificates, other than the right to receive the shares of Delaware Common Stock into which such New York Common Stock shall have been converted pursuant to the Merger.

11. Abandonment and Termination. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the New York Corporation or the Delaware Corporation or both, notwithstanding approval of this Agreement by the sole stockholder of the Delaware Corporation and the stockholders of the New York Corporation.

12. Third Parties. Except as provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of this day and year first above written.

tds (Telemedicine), Inc.                    GS EnviroServices, Inc.

By: /s/ James Green                         By: /s/ James Green
    ----------------                            ----------------
Name:   James Green                         Name:   James Green
Title:  Chief Executive Officer             Title:  Chief Executive Officer

                                                                   APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                             GS ENVIROSERVICES, INC.


     I, the undersigned, for purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

     FIRST. The name of the corporation is GS EnviroServices, Inc.

     SECOND. The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is eleven thousand (11,000) shares, consisting of ten thousand (10,000) shares of Common Stock with $.001 par value and one thousand (1,000) shares of Preferred Stock with $.001 par value. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to ss.151 of the Delaware General Corporation Law, as amended and supplemented from time to time, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of each such series not fixed hereby. The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issuance of shares of any series of Preferred Stock convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes.

     FIFTH. The incorporator of the Corporation is Robert Brantl, Esq., whose mailing address is 52 Mulligan Lane, Irvington, New York 10533.

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

     SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limit thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     The  undersigned   incorporator  hereby  acknowledges  that  the  foregoing
certificate of incorporation is his act and deed on this 1st day of March, 2007.


                                              /s/ Robert Brantl
                                                  ---------------------------
                                                  Robert Brantl, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             GS ENVIROSERVICES, INC.

     GS ENVIROSERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of the said corporation, by the unanimous consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article be and read as follows:

     "FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is one hundred million shares of Common Stock with $.001 par value.

     SECOND: That the said amendment has been adopted by the written consent of the holders of a majority of the issued and outstanding shares of each class of stock of the Corporation.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF,  said GS ENVIROSERVICES,  INC.
has caused this certificate to be signed by its President this 24th day of May, 2007.

                                    GS ENVIROSERVICES, INC.


                                    By: /s/ James Green
                                        -----------------------------
                                            James Green, President